EXHIBIT 11

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Dollars in Thousands Except Per Share Data)

                                                 Three Months Ended September 30
                                                 -------------------------------
Basic                                                   1999            1998<F1>
                                                    ------------    ------------
Net income                                          $     59,044    $     46,987

Weighted average number of common shares
  outstanding                                        274,301,278     270,915,168

Earnings per common and
  common equivalent share                           $        .22    $        .17
                                                    ============    ============


                                                 Three Months Ended September 30
                                                 -------------------------------
Diluted                                                 1999            1998<F1>
                                                    ------------    ------------

Net income                                          $     59,044    $     46,987
Add:
Dividends paid net of related income tax
  applicable to restricted stock                             163             129
                                                    ------------    ------------
Net income, as adjusted                             $     59,207    $     47,116
                                                    ============    ============
Weighted average number of common shares
  outstanding                                        274,301,278     270,915,168
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options               10,442,297       9,549,074
                                                    ------------    ------------
        Total                                        284,743,575     280,464,242
                                                    ============    ============
Earnings per common and common equivalent
  share                                             $        .21    $        .17
                                                    ============    ============

Note: The computation of diluted EPS for 1999 excludes the assumed conversion of the 1.87% and 1.80% Convertible Subordinated Notes because they were antidilutive. Similarly, the computation of diluted EPS for 1998 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes as they were antidilutive.

<F1> All share data adjusted  to reflect two-for-one stock split  effective July
     15, 1999.

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Dollars in Thousands Except Per Share Data)

                                                  Nine Months Ended September 30
                                                  ------------------------------
Basic                                                      1999        1998 <F1>
                                                      -----------    -----------
Net income                                            $   243,238    $   203,237

Weighted average number of common shares
  outstanding                                         273,565,998    270,908,867

Earnings per common share                             $       .89    $       .75
                                                      ===========    ===========


                                                  Nine Months Ended September 30
                                                  ------------------------------
Diluted                                                    1999        1998 <F1>
                                                      -----------    -----------

Net income                                            $   243,238    $   203,237
Add:
After tax interest savings on assumed
  conversion of subordinated debentures and notes               -              -
Dividends paid net of related income tax
  applicable to restricted stock                              466            405
                                                      -----------    -----------
Net income, as adjusted                               $   243,704    $   203,642
                                                      ===========    ===========
Weighted average number of common shares
  outstanding                                         273,565,998    270,908,867
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                10,520,233     10,152,302
Assumed conversion of subordinated
  debentures and notes                                          -          7,094
                                                      -----------    -----------
        Total                                         284,086,231    281,068,263
                                                      ===========    ===========
Earnings per common and common equivalent share       $       .86    $       .72
                                                      ===========    ===========

Note: The computation of diluted EPS for 1999 excludes the assumed conversion of the 1.87% and 1.80% Convertible Subordinated Notes because they were antidilutive. Similarly, the computation of diluted EPS for 1998 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes as they were antidilutive.

<F1> All share data adjusted  to reflect two-for-one stock split  effective July
     15, 1999.